UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 24, 2008

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Exact name of registrant as specified in its charter)

Maryland	0-7885	52-0898545
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)	Identification No.)

7-A Gwynns Mill Court, Owings Mills, Maryland 21117
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 363-3000

Inapplicable
(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) On July 24, 2008, the Board of Directors of Universal Security Instruments, Inc. (the “Company”) elected Ira Bormel to fill the vacancy on the Board resulting from the passing of Howard B. Silverman, Ph.D. on March 6, 2008. Mr. Bormel will serve the balance of Dr. Silverman’s term which ends at the 2010 Annual Meeting of Stockholders. Mr. Bormel is an independent director and has been appointed a member and chairman of the Company’s Audit Committee and a member of the Company’s Compensation Committee. There are no arrangements or understandings between Mr. Bormel and any other person pursuant to which he has been selected as a director.

Mr. Bormel will receive a $10,000 fee for annual service as a director, payable in cash or shares of the Company’s common stock (computed at the closing price as reported by the Amex on the date of the payment). In addition, directors are eligible to participate in the Company’s Non-Qualified Stock Option Plan.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On July 24, 2008, the Company’s Board of Directors amended Article I, Section 1 of its Bylaws to provide that the Company’s annual meeting of the stockholders shall be held on such date in the month of September as may be selected by the Board of Directors. Prior to this amendment, the Bylaws provided that the Company’s annual meeting of the stockholders shall be held on such date in the month of October as may be selected by the Board of Directors.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.
3.1   Bylaws, as amended July 24, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UNIVERSAL SECURITY INSTRUMENTS, INC.
(Registrant)

Date: July 25, 2008	By:	/s/ Harvey B. Grossblatt
Harvey B. Grossblatt
President